UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________________
Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported:)	May 19, 2010

Tandy Leather Factory, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation

1-12368	75-2543540
(Commission File Number)	(IRS Employer Identification Number)

1900 Southeast Loop 820, Fort Worth, Texas	76140
(Address of Principal Executive Offices)	(Zip Code)

(817) 872-3200
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below)

⁭ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⁭ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⁭ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⁭ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 19, 2010, Tandy Leather Factory, Inc. (the “Company”) announced its intention to list its common stock, par value $0.0024 per share, on the NASDAQ Global Market (“NASDAQ”).  The Company expects to begin trading on NASDAQ on June 2, 2010 and will continue to trade under the symbol “TLF.”  On May 19, 2010, the Company provided written notice to NYSE Amex that the Company expects to voluntarily cease trading on NYSE Amex effective June 1, 2010 and intends to transfer its listing to NASDAQ.  The Company’s Board of Directors approved this transfer to NASDAQ on May 18, 2010.

A copy of the press release is attached as Exhibit 99.1.

Item 5.07.                      Submission of Matters to a Vote of Security Holders.

The annual meeting of stockholders of the Company (the “Annual Meeting”) was held on May 18, 2010.  At the Annual Meeting, the stockholders of the Company voted on one matter, the election of seven individuals to serve on the Company’s Board of Directors until the next annual meeting of stockholders or until their successors have been duly elected and qualified.  The individuals named below were elected to the Company’s Board of Directors:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Wray Thompson, Chairman of the Board	7,266,029	235,817	1,740	0
Shannon L. Greene	7,496,139	6,057	1,390	0
T. Field Lange	7,432,853	69,043	1,690	0
Joseph R. Mannes	7,493,565	8,331	1,690	0
L. Edward Martin III	7,436,027	65,878	1,681	0
Michael A. Nery	6,093,680	1,381,556	28,350	0
Jon Thompson	7,494,446	8,245	895	0

Item 8.01.                      Other Events.

On May 19, 2010, the Company issued a press release announcing that on May 18, 2010, its Board of Directors authorized a $0.75 per share special one-time dividend to be paid to stockholders of record at the close of business on June 3, 2010.  The dividend is payable on July 5, 2010.

A copy of the press release is attached as Exhibit 99.2.

Item 9.01.                                          Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 99.1                                  Press release, dated May 19, 2010

Exhibit 99.2                                  Press release, dated May 19, 2010

SIGNATURES

Pursuant to the requirements of the Exchange Act, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TANDY LEATHER FACTORY, INC.

Date: May 24, 2010	By: /s/ Jon Thompson
Jon Thompson, Chief Executive Officer and President

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release, dated May 19, 2010
99.2	Press release, dated May 19, 2010